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                                                                     Exhibit 4.5

                             REGISTRATION AGREEMENT

      THIS AGREEMENT is made as of February 10, 2005, among Emergency Medical Services L.P., a Delaware limited partnership (the "COMPANY"), and the Persons listed on Schedule A attached hereto and such other equityholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof (the "INVESTORS").

      Upon consummation of (i) the Stock Purchase Agreement, dated as of December 6, 2004, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and EMSC, Inc. with respect to the acquisition of the common stock of EmCare Holdings Inc., (ii) the Stock Purchase Agreement, dated as of December 6, 2004, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and EMSC, Inc. with respect to the acquisition of the common stock of American Medical Response, Inc., and of certain related transactions to be consummated concurrently therewith, Onex Partners and certain other equityholders will own or may hereafter acquire units representing limited partnership interests in the Company (the "UNITS"). In order to induce Investors to purchase Units by subscription, through the exercise of options or otherwise the Company has agreed to provide the registration rights set forth in this Agreement.

      The parties, intending to be legally bound hereby, agree as follows:

      1.    Demand Registrations.

            (a) Requests for Registration. Subject to Sections 1(b) and 1(c), at any time after the Reorganization Date, the Majority Onex Investors may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS") or, if available, on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS"). In addition, at any time after the consummation of a Public Offering, the holders of a majority of the Registrable Securities may request Long-Form Registrations or, if available, Short-Form Registrations of all or part of their Registrable Securities until such holders cease to hold at least 10% of the number of Registrable Securities held by such holders as of the date hereof. Each request for a registration under this Section 1(a) shall specify the approximate number of Registrable Securities requested to be registered and the proposed method of distribution. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 1(a) are referred to herein as "DEMAND REGISTRATIONS."

            (b) Long-Form Registrations. The holders of a majority of the Registrable Securities will be entitled to request three Long-Form Registrations in which the Company will pay all Registration Expenses and the Majority Onex Investors will be entitled to request an unlimited number of Long-Form Registrations in which the Company will pay all Registration Expenses ("COMPANY-PAID LONG-FORM REGISTRATIONS"). A registration will not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration and such holders

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do not agree to bear all Registration Expenses in connection therewith);
provided, that in any event (absent such an agreement by the holders requesting such registration) the Company will pay all Registration Expenses in connection with any registration initiated as a Company-Paid Long-Form Registration whether or not it has become effective. All Long-Form Registrations shall be underwritten registrations.

            (c) Short-Form Registrations. In addition to the Company-Paid Long-Form Registrations provided pursuant to Section 1(b), the Majority Onex Investors and the holders a majority of the Registrable Securities will each be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its commercially reasonable efforts to be eligible to use Short-Form Registrations for the sale of Registrable Securities.

            (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted pursuant to the immediately preceding sentence, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included (whether upon exercise of a demand registration right or upon exercise of the right to participate in such a demand registration) that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities requested to be included by each such holder.

            (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a Demand Registration or a registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors of the Company determines that such Demand Registration would reasonably be expected to have an adverse effect on
(i) any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or (ii) any material corporate development; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a requested Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration.

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            (f)   Selection of Underwriters. The holders of a majority of the
Registrable Securities included in any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

            (g) Other Registration Rights. The Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Securities; provided, that the Company may grant rights to other Persons to participate in Piggyback Registrations or Demand Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations or Demand Registrations.

      2.    Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (including primary registrations on behalf of the Company and secondary registrations on behalf of the holders of its securities other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

            (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included by each such holder, and (iii) third, other securities requested to be included in such registration.

            (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, pro rata among the securities requested to be included therein by the holders requesting such registration and the other Registrable Securities requested to be included in such registration, on the basis of the number of shares requested to be included by each such holder, and
(ii) second, other securities requested to be included in such registration.

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            (e)   Selection of Underwriters. If any Piggyback Registration is an
underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld.

            (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not, except as required by
Section 1, file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or Form S-4 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

      3.    Holdback Agreements.

            (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Registrable Securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day (180-day in the case of the initial Public Offering) period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included or which is the initial Public Offering (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

            (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its common stock, or any securities convertible into or exchangeable or exercisable for common stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any Registrable Securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

      4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective (provided that, before filing a registration

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statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required to accomplish the plan of distribution set forth therein (but not more than six months) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction, in each case where it would not otherwise be required to qualify, subject itself to taxation or consent to general service of process but for this subparagraph);

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed, if eligible for such listing, on one or more securities exchanges or the NASD automated quotation system (on the National Market System if the Company so qualifies);

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

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            (h)   enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (l) obtain comfort letters, dated (i) the effective date of such registration statement, (ii) the date the Registrable Securities being sold are delivered to the underwriters, if any, for sale pursuant thereto and (iii) if required by the underwriters, if any, on or prior to the date of any preliminary prospectuses, from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and if the Registrable Securities included in such registration statement constitute at least 10% of the securities covered by such registration statement, also covering such matters as the holders of a majority of the Registrable Securities being sold reasonably request;

            (m) provide a legal opinion of the Company's outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

            (n) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with

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respect to any other terms of the underwritten (or best efforts underwritten)
offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

            (o) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (p) cooperate with, and make members of management available to participate in, road shows and other marketing activities as reasonably requested by the managing underwriter or underwriters; and

            (q) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

      5.    Registration Expenses.

            (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter"and its counsel as may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (on the National Market System if the Company so qualifies).

            (b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration (in the case of a Demand Registration) or the holders of a majority of the Registrable Securities included in such registration (in the case of a Piggyback Registration).

            (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration

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Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

      6.    Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act or the Securities Exchange Act) against all losses, claims, damages, liabilities and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal, state or common law risk applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder and its Registrable Securities as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder which specifically states that it is for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but any failure to so notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party unless such failure shall materially adversely affect the defense of such

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claim) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in such proportion as is appropriate to reflect the relative benefits received by, and the relative fault of, the Company and such indemnified party in the event the Company's indemnification is unavailable for any reason. The indemnification and contribution provided for in this Agreement shall be in addition to, and not in lieu of, the indemnification and contribution provisions in any underwriting or similar agreement.

      7.    Participation in Registrations.

            (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s)) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e).

      8. Current Public Information. At all times after the Company has effected a Public Offering, the Company will use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

      9.    Definitions.

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            (a)   "COMMON STOCK" means the Company's common stock.

            (b) "COMPANY" includes any successor to the Company resulting from any merger, consolidation or other reorganization of or including the Company.

            (c) "EQUITYHOLDERS AGREEMENT" means the Investor Equityholders Agreement, of even date herewith, entered into by and among the Company and the Investors.

            (d) "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

            (e) "PUBLIC OFFERING" means the sale in an underwritten public offering under the Securities Act of equity securities of the Company.

            (f) "PUBLIC SALE" means any sale of the Company's common stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or to a market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            (g) "REGISTRABLE SECURITIES" means (i) any Common Stock issued in exchange for Units issued and outstanding as of the date hereof, (ii) any Common Stock issued in exchange for Units issued upon the exercise of options granted pursuant to the Emergency Medical Services L.P. Equity Option Plan, (iii) any of the Company's common stock issued or issuable with respect to the securities referred to in clause (i) or (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of the Company's common stock held by Persons holding securities described in clauses
(i), (ii) or (iii). As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been sold pursuant to a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

            (h)   "REGISTRATION EXPENSES" has the meaning set forth in Section
5(a).

            (i) "REORGANIZATION DATE" means the date on which the Company, as a limited partnership, engages in a merger, consolidation or other reorganization in which the successor is a corporation and the Units are exchanged for other equity securities of the Company.

            (j) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            (k) "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

            (l) "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

            (m) "UNITS" includes any Units issued or issuable by way of a dividend or split or in connection with a combination of Units, recapitalization, merger, consolidation or other reorganization.

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Equityholders Agreement.

      10.   Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

            (b) Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the Majority Onex Investors and the holders of at least a majority of the Registrable Securities. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

            (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities who agrees to be bound by the provisions of this Agreement.

            (e) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            (f) Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional Persons may become parties to this Agreement as "Investors" with the consent of the Company and the Majority Onex Investors, by executing and delivering to the Company a joinder agreement.

            (g) Interpretation. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (ii) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation,"
(iii) reference to any Section means such Section hereof, (iv) words of any gender shall be deemed to include each other gender, and (v) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

            (h) Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

            (i) Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflicts of laws principles which would result in the application of the laws of another jurisdiction.

            (j) Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware and the United States District Court from the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (k) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (l) Complete Agreement. This Agreement, the documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

            (m) Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made, provided, that any such delivery made on a day that is not a Business Day, or that is made after 5:00 p.m. on a Business Day, shall be deemed to have been given on the following Business Day. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Such notices, consents and other communications will be sent to the parties at the addresses specified for notices in the Equityholders Agreement or to such other address as the recipient has specified by prior notice to the other parties.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                        EMERGENCY MEDICAL SERVICES L.P.

                        By: Emergency Medical Services Corporation, its general partner

                        By:     /s/ Robert M. Le Blanc
                            ----------------------------------------
                            Name:  Robert M. Le Blanc
                            Title: President

                   [Signature Page to Registration Agreement]

      IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                        ONEX AMERICAN HOLDINGS II LLC

                        By: /s/ Donald F. West
                            ----------------------------------------------------
                            Name: Donald F. West
                            Title: Director

                        By: /s/ Eric J. Rosen
                            ----------------------------------------------------
                            Name: Eric J. Rosen
                            Title: Director

                        ONEX US PRINCIPALS LP

                        By: Onex American Holdings GP LLC, its General Partner

                        By: /s/ Donald F. West
                            ----------------------------------------------------
                            Name: Donald F. West
                            Title: Representative

                        EMS EXECUTIVE INVESTCO LLC

                        By: /s/ Donald F. West
                            ----------------------------------------------------
                            Name: Donald F. West
                            Title:

[Signature Page to Registration Agreement]

                        ONEX EMSC CO-INVEST LP



                        By: Onex Partners GP LP, its General Partner
                        By: Onex Partners Manager LP, its Agent
                        By: Onex Partners Manager GP Inc., its General Partner

                        By: /s/ Robert M. Le Blanc
                            ------------------------------------
                            Name: Robert M. Le Blanc
                            Title: Managing Director

                        By: /s/ Eric J. Rosen
                            ------------------------------------
                            Name: Eric J. Rosen
                            Title: Managing Director

                        ONEX PARTNERS LP

                        By: Onex Partners GP LP, its General Partner
                        By: Onex Partners Manager LP, its Agent
                        By: Onex Partners Manager GP Inc., its General Partner

                        By: /s/ Robert M. Le Blanc
                            -----------------------------------
                            Name: Robert M. Le Blanc
                            Title: Managing Director

                        By: /s/ Eric J. Rosen
                            -----------------------------------
                            Name: Eric J. Rosen
                            Title: Managing Director

                   [Signature Page to Registration Agreement]

      IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the undersigned.

Dated: __March 11, 2005__

                                    INVESTOR

                                        /s/ Colby Bartlett LLC
                                    -----------------------------
                                    Name: Colby Bartlett LLC
                                            Robert Haft, Manager

       [Signature page (joinder agreement) to the Registration Agreement]

      IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the undersigned.

Dated: March 11, 2005__

                                    INVESTOR

                                      /s/ Steven Shulman
                                    -----------------------
                                    Name: Steven Shulman

       [Signature page (joinder agreement) to the Registration Agreement]

      IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                          /s/ Angel L. Iscovich
                                    ----------------------------------

                                    Name: Angel L. Iscovich

                 [Signature page to the Registration Agreement]

      IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                                     INVESTOR

                                                     /s/  Joseph Taylor
                                                     --------------------------
                                                     Name: Joseph Taylor


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/ Douglas P. Webster
                                    --------------------------------
                                    Name: Douglas P. Webster


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                              INVESTOR

                                                /s/  Terry R. Meadows
                                              ----------------------------------
                                                   Name: Terry R. Meadows

                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                       /s/ Louis K. Meyer
                                    -----------------------------
                                    Name: Louis K. Meyer


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/ James L. Murphy
                                    -------------------------
                                    Name: James L. Murphy


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/ Don S. Harvey
                                    --------------------------
                                    Name: Don S. Harvey


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                      /s/ William A. Sanger
                                    ---------------------------
                                    Name: William A. Sanger


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/  Dighton Packard
                                    ---------------------------
                                    Name: Dighton Packard


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                      /s/ Todd Zimmerman
                                    -------------------------
                                    Name: Todd Zimmerman


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/ David Mintz
                                    -------------------------
                                    Name: David Mintz


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                      /s/ Steven W. Ratton, Jr.
                                    ---------------------------
                                    Name: Steven W. Ratton, Jr.


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/ Randel Owen
                                    --------------------------
                                    Name: Randel Owen


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR

                                        /s/ Russell Harris MD
                                    -------------------------
                                    Name: Russell Harris M.D.


                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR


                                /s/ James T. Kelly
                              --------------------
                              Name: James T. Kelly




                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR


                               /s/ Steven B. Epstein
                             -----------------------
                             Name: Steven B. Epstein




                 [Signature page to the Registration Agreement]

IN WITNESS WHEREOF, this Registration Agreement has been duly executed by the parties hereto, all as of the date first above written.

                                    INVESTOR


                               /s/ Michael L. Smith
                             ----------------------
                             Name: Michael L. Smith




                 [Signature page to the Registration Agreement]

                                   Schedule A

Onex American Holdings II LLC
Onex US Principals LP
EMS Executive Investco LLC
Onex EMSC Co-Invest LP
Onex Partners LP
Colby Bartlett LLC
Steven J. Shulman
Angel L. Iscovich
Jay Taylor
Terry R. Meadows
Douglas P. Webster
Louis K. Meyer
James L. Murphy
Don S. Harvey
William A. Sanger
Dighton C. Packard
Todd Zimmerman
David Mintz
Steve W. Ratton, Jr.
Randy Owen
Russell H. Harris MD
James T. Kelly
Steven B. Epstein
Michael L. Smith